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Exhibit 3.15

ARTICLES OF INCORPORATION OF
FALCON MANUFACTURING, INC.

KNOW ALL MEN BY THESE PRESENTS:

        That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of California, and we do hereby certify as follows:

        FIRST:    That the name of the corporation shall be

FALCON MANUFACTURING. INC.

        SECOND:    That the purpose for which the corporation is formed is as follows, to wit:

          1)    To initially engage in the primary business of manufacturing and assembling to customer's specifications hydraulic and electronic devices and parts used in aircraft, gauges, and guided missiles.

          2)    To do any and all such other acts, things, and engage in any and all such other business or businesses in any manner connected with, or necessary, incidental, convenient or auxiliary to any of the objects hereinabove enumerated or calculated directly or indirectly to promote the interests of the corporation;

          3)    In addition thereto, to engage in any other type of business permitted by law, with the exception of the business of banking and the business of building and loan.

        THIRD:    That the County in this State where the principal office or place of business is to be located is as follows: Los Angeles County, California.

        FOURTH:    That the corporation shall have perpetual existence insofar as may be possible under the laws of the State of California.

        FIFTH;    That this corporation shall issue only one class of stock at no par value, and such stock may be issued from tine to time for such consideration as may be fixed by the Board of Directors; that the total number of shares authorized to be so issued is two hundred thousand (200,000).

        SIXTH:    That the said stock issued by this corporation shall not be subject to any assessments to pay any of the debts of this corporation.

        SEVENTH:    That the number of directors of said corporation shall be three (3), and the names and addresses of the persons who are appointed to act as the first directors to held office until the selection and qualification of their successors are as follows:

    A.E. Huskins
    326 So. Sparks
    Burbank, California

    Nicholas P. Trist
    13800 Osborne Street
    Pacoima, California

    Beatrice C. Ross
    833 No. Kenwood Street
    Burbank, California

        EIGHTH:    That the number of persons names above shall constitute the number of directors of the corporation, and shall be designated directors and shall serve until changed by amendment to the By-Laws or these Articles of Incorporation, whereby said number is increased or decreased in the manner provided by law.

        IN WITNESS WHEREOF the parties hereto have set their hands this 15 day of January, 1954.

/s/ A. E. HUSKINS A. E. Huskins
/s/ NICHOLAS P. TRIST Nicholas P. Trist
/s/ BEATRICE C. ROSS Beatrice C. Ross

STATE OF CALIFORNIA	)
	)	ss.
COUNT OF LOS ANGELES	)

        On this 15 day of January, 1954, before me, the undersigned, a Notary Public in and for said County and State, personally appeared A. E. HUSKINS, NICHOLAS P. TRIST and BEATRICE C. ROSS, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same.

/s/ ILLEGIBLE Notary Public in and for said County and State.

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FALCON MANUFACTURING, INC.

        The undersigned, BEN A. THOMPSON and BEATRICE C. ROSS, do hereby certify that they are, respectively, the duly elected and acting President and Secretary of FALCON MANUFACTURING, INC., and further that:

        ONE:    That at the Annual Organization meeting of the Board of Directors of said corporation duly held for the transaction of business at 1754 Victory Boulevard, Glendale, California, at 9:00 o'clock P.M., on the 1st day of February, 1955, at which meeting there was at all times present and acting all of the members of said Board, the following resolution was duly adopted:

            BE IT RESOLVED: Whereas, it is deemed by the Board of Directors of this corporation to be to its best interests and to the best interests of the shareholders that the Articles of Incorporation of this corporation be amended as hereafter provided.

            NOW, THEREFORE, BE IT RESOLVED: That Article FIRST of the Articles of Incorporation of this corporation be amended to read as follows:

            "FIRST: That the name of the corporation shall be

              C. and H. GAUGE CO., INC."

          and

            RESOLVED FURTHER: That the Board of Directors of this corporation hereby unanimously adopts and approves said amendment of its Article of Incorporation.

        TWO:    At the Annual Meeting of the shareholders of said corporation duly held at said principal office for the transaction of business, at 8:00 o'clock P.M. on the 1st day of February, 1955, the following resolutions were duly adopted:

            BE IT RESOLVED: Whereas, it is deemed by the shareholders of this corporation to be to their best interests and to the beat interests of the corporation that its Articles of Incorporation be amended as hereinafter provided.

            NOW, THEREFORE, BE IT RESOLVED: That Article FIRST of the Articles of Incorporation of this corporation be amended to read as follows:

            "FIRST: That the name of the corporation shall be

              C. and H. GAUGE CO., INC."

          and

            RESOLVED FURTHER: That the shareholders of this corporation hereby adopt and approve said amendment of its Articles of Incorporation.

        THREE:    The foregoing amendment was adopted and approved at said shareholders' meeting by the total vote of One Thousand (1,000) shares.

        FOUR:    The total number of said shares of said corporation entitled to vote on or consent to the adoption of such amendment is One Thousand (1,000) shares.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 18th day of February, 1955.

/s/ BEN A. THOMPSON Ben A. Thompson, President Falcon Manufacturing, Inc.
/s/ BEATRICE C. ROSS Beatrice C. Ross, Secretary Falcon Manufacturing, Inc.

STATE OF CALIFORNIA	)
	)	ss.
County of Los Angeles	)

        BEN A. THOMPSON and BEATRICE C. ROSS, being first duly sworn, each for himself, deposes and says:

        That BEN A. THOMPSON is the President of FALCON MANUFACTURING, INC., a California corporation, therein mentioned, and BEATRICE C. ROSS is the Secretary of said corporation; that each has read said Certificate and that the statements therein made are true of his own knowledge and that the signatures purporting to be the signatures of the said President and Secretary thereto are genuine signatures of said President and Secretary respectively.

/s/ BEN A. THOMPSON BEN A. THOMPSON
/s/ BEATRICE C. ROSS BEATRICE C. ROSS

Subscribed and sworn to before me this
18th day of January, 1955.

/s/ ILLEGIBLE Notary Public in and for the County of Los Angeles, State of California.

My commission expires (October 24, 1956)

AGREEMENT OF MERGER

        This Agreement of Merger (this "Agreement") is made as of December 26, 2003 by and between Micro-Guide, Inc., a California corporation (the "Terminating Corporation"), and C. and H. Gauge Co., Inc., a California corporation (the "Surviving Corporation"). The Surviving Corporation and Terminating Corporation are collectively referred to herein as the "Constituent Corporations."

        Terminating Corporation was organized in California. Its authorized capital stock consists of 50,000 shares of common stock, no par value, of which 20,000 shares are issued, outstanding and held solely by Medical Device Manufacturing, Inc., a Colorado corporation ("MDMI").

        Surviving Corporation, which is to be the surviving Corporation in the merger set forth herein, was organized in California. Its authorized capital stock consists of 200,000 shares of common stock, no par value, of which 91,388 shares are issued, outstanding and held solely by MDMI.

        The respective boards of directors of the Constituent Corporations and MDMI, the sole shareholder of both Constituent Corporations, have approved the merger set forth herein.

        Surviving Corporation and Terminating Corporation do hereby adopt and make themselves respectively parties to the plan of reorganization encompassed by this Agreement and do hereby agree that Terminating Corporation shall merge with and into Surviving Corporation, subject to the provisions of the California General Corporation Law ("CGCL"), on the following terms and conditions.

        1.    Merger.    At the Effective Time (as defined in Section 2 below), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the CGCL, Terminating Corporation shall be merged with and into Surviving Corporation, the separate corporate existence of Terminating Corporation shall cease and Surviving Corporation shall continue as the Surviving Corporation of the merger.

        2.    Effective Time.    This instrument and the merger contemplated herein shall become effective on December 31, 2003 (the "Effective Time").

        3.    Effect of the Merger.    At the Effective Time, all the property, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation. At the Effective Time, Surviving Corporation shall succeed to Terminating Corporation in the manner of and as more fully set forth in Section 1107 of the CGCL.

        4.    Articles of Incorporation; Bylaws.    At the Effective Time, the Articles of Incorporation of Surviving Corporation shall become and remain the Articles of Incorporation of Surviving Corporation until thereafter amended as provided by the CGCL and the Articles of Incorporation, except that the name of the Surviving Corporation as of the Effective Time shall be "Micro-Guide, Inc." Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:

The name of the corporation is
MICRO-GUIDE, INC.

At the Effective Time, the Bylaws of Surviving Corporation shall become and remain the Bylaws of Surviving Corporation until thereafter amended as provided by the CGCL and the Articles of Incorporation.

        5.    Directors and Officers.    At the Effective Time, the directors of Surviving Corporation immediately prior to the Effective Time shall be the directors of the Surviving Corporation. At the Effective Time, the officers of Surviving Corporation immediately prior to the Effective Time shall be the officers of the Surviving Corporation. Each such director and officer of the Surviving Corporation shall serve until their respective successors are duly elected or appointed and qualified.

        6.    Effect on Capital Stock.    At the Effective Time, and without any further action by the parties, all shares of Terminating Corporation capital stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, without consideration, and each holder of a certificate representing any such shares of Terminating Corporation capital stock shall cease to have any rights with respect thereto. Any shares of Terminating Corporation capital stock held in the treasury of Terminating Corporation immediately prior to the Effective Time shall be canceled and extinguished and no payment shall be made with respect thereto.

        7.    Stock Certificates.    At or as soon as reasonably possible after the Effective Time, MDMI shall surrender its stock certificate, properly endorsed for transfer or accompanied by duly executed stock powers, representing all of the issued and outstanding shares of Terminating Corporation capital stock held by MDMI. Such certificate shall be delivered to the Surviving Corporation and canceled. From and after the Effective Time, MDMI shall cease to have any rights with respect to the shares of Terminating Corporation capital stock formerly represented by such certificate, except as otherwise provided herein or by law.

        8.    Taking of Necessary Action; Further Action.    If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Constituent Corporations, the officers and directors of Surviving Corporation are fully authorized in the name of the Terminating Corporation, Surviving Corporation or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

        9.    Counterparts.    In order to facilitate the filing of this Agreement of Merger, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

        IN WITNESS WHEREOF, this Agreement of Merger has been executed by the Constituent Corporations by their respective duly authorized officers.

SURVIVING CORPORATION: C. AND H. GAUGE CO., INC.
By:	/s/ BRUCE L. ROGERS
	Name:	Bruce L. Rogers
	Title:	Vice President
By:	/s/ STEVE D. NEUMANN
	Name:	Steve D. Neumann
	Title:	Assistant Secretary
TERMINATING CORPORATION: MICRO-GUIDE, INC.
By:	/s/ BRUCE L. ROGERS
	Name:	Bruce L. Rogers
	Title:	Vice President
By:	/s/ STEVE D. NEUMANN
	Name:	Steve D. Neumann
	Title:	Assistant Secretary

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ARTICLES OF INCORPORATION OF FALCON MANUFACTURING, INC.
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF FALCON MANUFACTURING, INC.
AGREEMENT OF MERGER